Exhibit 10.8

THIS MASTER CAPITAL RAISING AGREEMENT (this "Agreement"), is entered into on July, 2009, by and between Pashminadepot.com, Inc. ("THE CLIENT") and SICG SA ("SICG").

WHEREAS, SICG represents that it has expertise in the area of providing high quality capital raising support including: organizing professional road show presentations, building a capital raising syndicate, identifying and contacting retail and institutional investors, and helping build up an International presence and reputation; and is ready, willing, and able to provide assistance in that area to THE CLIENT on the terms and conditions set forth herein: and

WHEREAS, THE CLIENT, in reliance on SICG's representations, is willing to engage SICG as an independent contractor, and not as an employee, partner or joint venture, on the terms and conditions set forth herein. By signing a copy of this agreement you agree to appoint SICG as your exclusive Broker and Corporate Adviser. SICG will have the exclusive authority to work with other advisers and subcontractors in executing this agreement on a carve out basis.

NOW THEREFORE, in consideration of the obligations herein made and undertaken, the parties, intending to be legally bound, covenant and agree as follows:

Section 1

SCOPE OF SERVICES

1.1           SICG shall provide capital raising consulting services (the "Services") in assisting

THE CLIENT with communicating their message to qualified international investors.

SICG shall render the Services and deliver the required services and other deliverables ("Deliverables") in accordance with the timetable set forth in Exhibit A. If SICG anticipates at any time that it will not complete one or more assignments within the prescribed timetable, SICG shall immediately so inform THE CLIENT by written notice, submit proposed revisions to the timetable that reflect SICG's best estimates of what can realistically be achieved, and continue to work under the original timetable until otherwise directed by THE CLIENT. SICG shall also prepare and submit such further reports of its performance and its progress as THE CLIENT may reasonably request from time to time.

1.2 THE CLIENT shall provide for itself such time and resources as shall be necessary to perform the consulting services called for by this Agreement.

1.3 THE CLIENT shall, within two days of receipt of each invoice submitted to THE CLIENT, advise SICG of the acceptance or rejection by THE CLIENT of such invoice. Any rejection shall specify the nature and scope of the deficiencies in such invoice. SICG shall, upon receipt of such a notice of rejection, act diligently to correct such deficiencies. The failure of THE CLIENT to provide such a notice of rejection within such period shall constitute acceptance by THE CLIENT of said invoice.

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16, rue de la Patisserie - CH 1204 Geneva - Switzerland

1.4 The Services shall be performed at SICG's offices and other reserved venues unless THE CLIENT requires otherwise and the Services shall be performed in a workmanlike and professional manner by employees of SICG having a level of skill in the area commensurate with the requirements of the scope of work to be performed.

1.5 Anything herein to the contrary notwithstanding, the parties hereby acknowledge and agree that THE CLIENT shall have no right to control the manner, means, or method by which SICG performs the Services called for by this Agreement. Rather, THE CLIENT shall be entitled only to consult with respect to the elements of the Services to be performed by, and to review and assess the performance of the Services by SICG for the limited purposes of assuring that the Services have been performed and confirming that such results are satisfactory. SICG shall perform the Services in accordance with all applicable laws, rules and regulations.

Section 2

TERMS OF AGREEMENT

2.1 This Agreement shall commence on the date specified in Exhibit A, and unless modified by mutual agreement of the parties or terminated earlier pursuant to the terms of this Agreement, shall continue in effect for a period of one year from inception.

2.2 This Agreement may be terminated by either party after one year at the end of each calendar month upon 30 days' prior written notice, if the other party breaches any material term hereof and the breaching party fails to cure such breach within the 30-day period. THE CLIENT will not compensate SICG for the remainder of the contract beyond any outstanding actual out-of-pocket expenses.

2.3 Upon termination of this Agreement for any reason, SICG shall promptly return to THE CLIENT all copies of any data, records, or materials of whatever nature or kind, belonging to THE CLIENT, including all materials incorporating the proprietary information of THE CLIENT.

2.4 Within 30 days of termination of this Agreement for any reason, SICG shall submit to THE CLIENT an itemized invoice for any fees or expenses previously accrued under this Agreement. THE CLIENT, upon payment of accrued amounts so invoiced, shall thereafter have no further liability or obligation to SICG whatsoever for any further fees, expenses, or other payment.

Section 3

FEES, EXPENSES, AND PAYMENT

3.1 In consideration of the services to be performed by SICG, THE CLIENT shall pay SICG the fees set forth in Exhibit A attached hereto.

3.2 In addition to the foregoing, THE CLIENT shall pay SICG its actual out-of-pocket expenses, approved in advance by THE CLIENT, which are reasonable and necessary for SICG to incur in furtherance of its performance hereunder. SICG will provide THE CLIENT with access to such original receipts, ledgers, and other records as may be reasonably appropriate for THE CLIENT or the Clients or the accountants of both or to verify the amount and nature of any such expenses.

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F -M1{0) 22 316 1639    E-Mail info@sicg.com
16, rue de la Patisserie - CH 1204 Geneva - Switzerland

3.3 If SICG terminates this Agreement because of the breach of THE CLIENT, SICG shall be entitled to a full payment for work in progress. THE CLIENT will compensate SICG for the remaining duration of the contract as set forth in Exhibit A.

3.4 The fees and charges of SICG for any follow-on or additional work not covered in the scope of work described in Exhibit A shall be performed at the then-current rates for such work charged by SICG to its best customers.

3.5 THE CLIENT shall pay all fees and expenses owing to SICG hereunder within 10 days after THE CLIENT has received an official invoice.

Section 4

CONFIDENTIALITY

4.1 All right, title, and interest in and to the programs, systems, data, or materials utilized or produced by SICG in the performance of the Services shall remain the property of SICG.

4.2 All right, title, and interest in and to all of THE CLIENT'S presentation material, including all rights in copyright that may subsist therein, shall belong to THE CLIENT.

Section 5

PROPRIETARY INFORMATION

5.1 SICG acknowledges that in order to perform the Services called for in this Agreement, it may be necessary for THE CLIENT to disclose to SICG certain Trade Secrets that have been developed by THE CLIENT at great expense and that have required considerable effort of skilled professionals. SICG shall not disclose, transfer, use, copy, or allow access to any such Trade Secrets to any employees or to any third parties, excepting those who have a need to know such Trade Secrets consistent with the requirements of this Agreement and who have undertaken a written obligation of confidentiality and limitation of use. In no event shall SICG disclose any such Trade Secrets to any competitors of THE CLIENT.

5.2 As used herein, the term "Trade Secrets" shall mean any proprietary business practice, information, design, process, procedure, formula, or improvement that is not generally known to the general public or the competitors of THE CLIENT. The obligations set forth in Sections 5.1 shall survive the termination of this Agreement and continue for so long as the material remains a Trade Secret.

Section 6

WARRANTIES AND REPRESENTATIONS

6.1 THE CLIENT warrants that it is legally allowed to enter this Agreement with SICG hereunder.

6.2 SICG has the necessary power to enter this Agreement and to consummate the transactions contemplated in this Agreement.

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F -M1{0) 22 316 1639    E-Mail info@sicg.com
16, rue de la Patisserie - CH 1204 Geneva - Switzerland

6.3 The execution and delivery by SICG of this Agreement and the consummation of the transactions contemplated in this Agreement will not result in any violation of, or be in conflict with, or constitute a default under, any agreement or instrument to which SICG is bound, or any judgment, decree, order, or any statute, rule or regulation applicable to SICG.

6.4 SICG warrants that it will organize all of the agreed services as outlined in Exhibit A. SICG will follow up with all of interested parties and leads for the purpose of introducing THE CLIENT'S company and investment outlook. Although SICG will use its best efforts, SICG makes no representations or warranties that THE CLIENT will receive any actual new investments as a result of the campaign. Several external factors outside of SICG's control will influence investment including the quality of the presentation, THE CLIENT'S historical track record, the appeal of THE CLIENT'S business strategy and the overall outlook for the global capital markets.

Section 7

INDEMNIFICATION

7.1 THE CLIENT hereby indemnifies and agrees to hold harmless SICG from and against any and all claims, demands, and actions, and any liabilities, damages, or expenses resulting there from, including court costs and reasonable attorney fees (collectively the "Liabilities''), arising out of or relating to the Services, except in the event the Liabilities were the indirect or direct result of or related to fraud or negligence by SICG. SICG's obligations under this section shall survive the termination of this Agreement for any reason. THE CLIENT agrees to indemnify and hold harmless SICG from any untrue statement of material fact or material omissions contained in any offering documentation or other written statements relating to THE CLIENT approved by THE CLIENT.

Section 8 MISCELLANEOUS

8.1 SICG shall not assign, transfer, or subcontract this Agreement or any of its obligations hereunder without the prior written consent of THE CLIENT.

8.2 This Agreement shall be governed and construed in all respects in accordance with the substantive laws of Switzerland, and all conflicts arising out of this Agreement shall be settled in Geneva. The place of performance, the jurisdiction for clients domiciled abroad and the sole jurisdiction for any proceedings is Geneva. SICG does reserve the right to institute action before any other competent court and particularly the court of THE CLIENT'S domicile, but Swiss law shall remain applicable.

8.3 The parties are and shall be independent contractors to one another, and nothing herein shall be deemed to cause this Agreement to create an agency, partnership, or joint venture between the parties. THE CLIENT shall not be liable for any debts, accounts, obligations, or other liabilities whatsoever of SICG.

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F -M1{0) 22 316 1639    E-Mail info@sicg.com
16, rue de la Patisserie - CH 1204 Geneva - Switzerland

8.4 All remedies available to either party for one or more breaches by the other party are and shall be deemed cumulative and may be exercised separately or concurrently without waiver of any other remedies. The failure of either party to act on a breach of this Agreement by the other shall not be deemed a waiver of such breach or a waiver of future breaches, unless such waiver shall be in writing and signed by the party against whom enforcement is sought.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year written hereunder.

For and on behalf of:	SICG SA -Swiss Investment Consulting Group

Place and Date:	GENEVA, SWITZERLAND 30 JUNE 2009

Full Name:	Mr. Clive HARBUTT Founder and Managing Partner

Address:	16 rue de la Pelisserie 1204 Geneva, SWITZERLAND
Signature:	/s/ C. HARBUTT

For and on behalf of:	Pashminadepot.com, Inc.
Place and Date:	Cool Sprigs FL 33065
Full Name:	Edward Sanders
Address:	9694 Rayal Palm Blvd.
Signature:	/s/ Edward Sanders

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F -M1{0) 22 316 1639    E-Mail info@sicg.com
16, rue de la Patisserie - CH 1204 Geneva - Switzerland

Exhibit A

THE SERVICES

Start Date - August, 2009

Detailed Description of the Services

Upon execution of this agreement, SICG SA will commence a detailed Capital Raising campaign for THE CLIENT. Initially, SICG will take the needed time to fully learn THE Client's business. SICG will review all of THE Client's marketing and presentation materials and make suggestions for improvements.

The primary purpose of the campaign will be to introduce THE CLIENT to qualified investors. SICG will accomplish this through several means. Specifically, SICG will use the following methods and resources:

1.  Public Relations / Capital Raising Campaign:

a.	SICG will use its wide ranging industry contacts to assist THE CLIENT with raising capital in the international markets.

b.	SICG will initiate a press and media campaign to increase exposure for THE CLIENT. SICG will arrange several and frequent media appearances for key team members of THE CLIENT with sources such as CNBC Europe, Bloomberg Europe and the financial press.

c.	SICG will help organize an effective European press release distribution service to keep institutional investors updated.

d.	SICG will help to build key strategic European alliances to enhance THE CLIENT'S shareholder base and increase the market liquidity.

2.   Organization of Capital Raising Road Show presentations:

a.	Theses presentations will take place on dates and locations to be determined.

b.
SICG will book the appropriate venue, coordinate with the hotel on menu and beverage selection, send personal invitations to attendees, and follow up to insure maximum participation. SICG will further work with THE CLIENT to review their presentation and make suggestions. SICG will personally inspect each presentation venue and coordinate for proper lighting, podium, computer, etc.

c.
SICG will follow up on THE CLIENT'S behalf with all presentation attendees for the specific purpose of having them invest in THE CLIENT'S company. Although SICG will use its best efforts, there are no guarantees any new investors will commit only from the road show.

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F -M1{0) 22 316 1639    E-Mail info@sicg.com
16, rue de la Patisserie - CH 1204 Geneva - Switzerland

Performance linked compensation

SICG will be eligible to receive commission based compensation in the event any investor participates in a future financing or commercial transaction offered by THE CLIENT provided the commission is compliant with the relevant securities laws. In the event of any successful financing, TH E CLIENT will pay 10% of the gross proceeds of the successful financing to SICG. In addition, the Company shall issue to SICG common stock warrants to purchase 10% of the number of shares sold by the Company in a successful financing on the same terms and conditions offered to the investors in the financing. SICG will be solely responsible for managing the capital raising syndicate; comprised of various sub agents SICG decides to appoint.

Each commercial event will be negotiated on a case by case basis. The material terms of any commercial event shall be determined by THE CLIENT and SICG and shall comply with all applicable laws, rules and regulations.

For Road Shows, THE CLIENT agrees to the following:

The costs associated with the presentation will be passed on directly to THE CLIENT. The terms are one half due immediately upon invoice to allow SICG to pay deposits to book the venues and one half due a week before the initial presentation. The upfront fee includes: booking the venue, paying for the luncheon, printing and mailing invitations, telephone, office and administration charges and SICG's travel to and from the presentations. The fee does not include additional expenses including: THE CLIENT'S travel costs to Europe, THE CLIENT'S travel costs within Europe or additional services performed by SICG for THE CLIENT not covered by this Agreement as agreed to in section 3.2.

All marketing materials and road show materials shall be reviewed and approved by THE CLIENT in advance of use.

P +41(0) 22 316 1633    www.investinswiss.com
F -M1{0) 22 316 1639    E-Mail info@sicg.com
16, rue de la Patisserie - CH 1204 Geneva - Switzerland